UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2004

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number 00001859

Michigan (State of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)   Exhibits

      99.1 Press Release dated August 12, 2004

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 12, 2004, Knape & Vogt Manufacturing Company issued a press release announcing results for the fourth quarter and for the fiscal year ended July 3, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2004 —————————————— Date: August 12, 2004 ——————————————	Knape & Vogt Manufacturing Company
   (Registrant)

By: /s/ William R. Dutmers
——————————————
William R. Dutmers
Chairman and Chief Executive Officer

By: /s/ Leslie J. Cummings
——————————————
Leslie J. Cummings
Vice President of Finance and Treasurer

Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Eric Lubbers (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Fourth Quarter and Fiscal Year Sales and Income Growth
Sales Increase 19% and Net Income Increases 67% for the Year

GRAND RAPIDS, Michigan, August 12, 2004 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced double-digit growth in sales and net income for the fourth quarter and fiscal year ended July 3, 2004.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 30.9 percent to $41.8 million for the fourth quarter of fiscal 2004, compared with net sales of $31.9 million during the same period a year ago. KV reported net income of $1.5 million, or $0.33 per diluted share, for the current quarter, compared with $788,819, or $0.17 per diluted share, during the same period in fiscal 2003. The fourth quarter of fiscal 2004 included 14 weeks versus 13 weeks in the prior year fourth quarter. The additional week added approximately $3.0 million in sales to the 2004 fourth quarter and fiscal year.

A focused sales effort led by KV’s expanded direct sales force, along with new product sales totaling $6.4 million in the fourth quarter of fiscal 2004, were the primary sales growth drivers. Sales volume growth combined with KV’s ability to leverage its selling and administrative costs helped to offset the negative impact of higher steel prices and improve net income. KV reported selling and administrative expenses as a percent of sales declined from 18.8 percent in the prior year quarter to 14.7 percent in the current fourth quarter.

“Our focus on new products and better penetration of our key markets resulted in solid growth for both the fourth quarter and the fiscal year,” said Bill Dutmers, chairman and CEO. “Our focus on innovation continues to spark interest in the marketplace. In June, we participated in NeoCon and introduced several new products, including our Proxi™ office organization system; the KV Bug, a solution that allows the users to attach USB connections under any of our keyboard platforms; and the SRS™/Polaris™ keyboard arm, which brings a rigid and stable surface to the user that is easy to adjust without any buttons or dials.”

“We have also proven the value of our vendor managed inventory system with one of our largest customers,” continued Dutmers. “This system has allowed KV to serve as a purchasing resource for our customers and improve their inventory levels, while ensuring that they have the right product on hand when they need it.”

For the 2004 fiscal year, KV reported a 67.4 percent increase in net income on a 19.3 percent increase in net sales compared to the prior year period. KV posted net income of $3.7 million, or $0.83 per diluted share, on net sales of $149.0 million in fiscal 2004, compared with net income of $2.2 million, or $0.49 per diluted share, on net sales of $124.9 million in fiscal 2003. New products accounted for $21.7 million in sales for fiscal 2004, compared with $11.7 million in the prior year.

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Knape & Vogt, page 2 of 2

“Our focus on innovative new products will be demonstrated again at the International Woodworking Fair scheduled to be held later this month in Atlanta,” said Dutmers. “We will introduce over 300 new items at the show, including a new line of European designed upscale chrome kitchen and closet organization products. We will also show a wood and wire program of kitchen accessories, including pullout pan storage and a waste/recycle unit that has wood features and an undermount slide system.”

“We continue to differentiate ourselves in the markets that we serve as a partner with strong manufacturing and engineering expertise, coupled with a focus on innovation. We believe this model will allow us to continue to grow as we enter the new fiscal year.”

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect,” “potential” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning continued growth. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income

	Fiscal Year Ended (Audited)		Three Months Ended (Unaudited)

	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003

Net sales	$148,977,742	$124,920,476	$41,762,106	$31,914,923

Cost of sales	118,249,399	97,638,310	33,194,068	24,710,028

Gross margin	30,728,343	27,282,166	8,568,038	7,204,895

Selling and administrative expenses	23,568,741	23,190,715	6,130,672	5,998,717

Other	-	271,325	-	-

Operating income	7,159,602	3,820,126	2,437,366	1,206,178

Interest and other expenses, net	1,634,403	1,202,726	418,361	247,402

Income before income taxes	5,525,199	2,617,400	2,019,005	958,776

Income taxes	1,790,267	386,501	534,193	169,957

Net income	$3,734,932	$2,230,899	$1,484,812	$788,819

Earnings per common share - basic and diluted:
Weighted average shares outstanding	4,516,245	4,516,706	4,516,349	4,515,635

Net income per share	$0 .83	$0.49	$0.33	$0.17

Cash dividend - Common stock	$0 .66	$0 .66	$0.165	$0 .165

Cash dividend - Class B common stock	$0.60	$0.60	$0.15	$0.15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Audited)

	July 3, 2004	June 28, 2003

Assets

Current Assets:
Cash and equivalents	$5,278,869	$3,846,613
Accounts receivable, net	19,959,442	16,820,600
Inventories	23,955,271	18,979,056
Prepaid expenses and other	950,911	731,749

Total current assets	50,144,493	40,378,018

Property, plant and equipment, net	28,683,714	33,989,109

Other assets	17,423,119	17,981,702

	$96,251,326	$92,348,829

Liabilities and Equity

Current liabilities	$22,805,708	$19,920,749

Long-term debt and capital leases	24,538,864	24,052,605

Deferred income taxes & other long-term liabilities	12,082,536	13,613,613

Stockholders' equity	36,824,218	34,761,862

	$96,251,326	$92,348,829

Knape & Vogt Manufacturing Company and SubsidiariesCondensed
Consolidated Statements of Cash Flows
(Audited)

	Fiscal Year Ended

	July 3, 2004	June 28, 2003

From Operating Activities:
Net income	$3,734,932	$2,230,899
Depreciation and amortization	6,400,358	6,642,091
Change in retirement plan cost	390,845	(4,263,407)
Deferred income taxes	(370,106)	480,000
Loss (gain) on disposal of fixed assets	1,450	136,746
Changes in operating assets & liabilities	(5,290,913)	(4,765,011)
Other, net	42,098	50,000

Net cash provided by operating activities	4,908,664	511,318

From Investing Activities:
Additions to property, plant & equipment net	(1,199,398)	(3,707,536)
Proceeds from sales of property, plant & Equipment	53,975	243,527
Other, net	(28,114)	(62,282)

Net cash used for investing activities	(1,173,537)	(3,526,291)

From Financing Activities:
Cash dividends paid	(2,849,192)	(2,847,316)
Net change in long-term debt/capital leases	486,259	3,993,920
Repurchase and retirement of common stock	-	(23,949)

Net cash provided by (used for) financing activities	(2,362,933)	1,122,655

Effect of Exchange Rates on Cash	60,062	308,388

Net increase (decrease) in cash and equivalents	$1,432,256	$(1,583,930